Exhibit 10.5

Business Operation Agreement

This Business Operation Agreement (hereinafter referred to as “the Agreement”) is signed by the following parties (hereinafter referred to as “the parties to the Agreement”) in Beijing, China on Nov. 16, 2010:

Party A: Detian Yu Biotechnology (Beijing) Co. Limited

Registered address: A-807 North Star Century Center, 8 Beichen West Road, Chaoyang District, Beijing

Party B: Beijing Jundaqianyuan Investment Management Co., Ltd.

Registered address: A-808 North Star Century Center, 8 Beichen West Road, Chaoyang District, Beijing

Party C: Tian Wenjun

Identity Card No.:

Party D: Hao Jianming

Identity Card No.: 14240119740912343X

Party E: Yang Jianhui

Identity Card No.: 510321196401111437

Party F: Zhou Jianbin

Identity Card No.: 110108196812105473

Party G: Ren Li

Identity Card No.: 130502196302201518

Party H: Ren Yongqing

Identity Card No.: 14240119811206551X

Party I: Zhang Junde

Identity Card No.: 14240119711122481X

Party J: Wang Tao

Identity Card No.: 51030419710214152X

In view of:

1.	The Party A is a validly existing limited company legally established in Beijing, China;

2.	The Party B is a validly existing limited company legally established in Beijing, China;

3.
Party A and Party B have established business relationship by signing the agreements of Exclusive Management and Consulting Service Agreement, Business Cooperation Agreement, etc. Party B shall pay Party A various amounts thereof, hence, Party B’s daily business activities will have a substantial influence on its capability of paying corresponding amounts to Party A.

4.	Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J are shareholders of Party B (collectively referred to as "Shareholders of the Company".)

In view of this, the following agreement is reached by the parties to the Agreement through friendly negotiation in the principle of equality and mutual benefit.

1.
Non-action Obligation

Article 1 Duty of Omission. For guaranteeing that Party B perform the obligations to Party A under the agreements between Party A and Party B, the shareholders of the Company herein confirm and agree that Party B shall not engage in any transactions which have material effects to the capital, business, personnel, obligations, rights, or operation of the Company without prior written consent by Party A or the third party designated by Party A, including but not limited to the followings:

1.1	To do any activity that is beyond the company’s normal business scope or operates the company’s business in a manner inconsistent with the past or in an unusual way;

1.2	To borrow from or assume any debt to any third party;

1.3	Change or dismiss any Company’s director or dismiss and replace any Company’s senior management personnel;

1.4	To sell to or gain from or dispose of in other way any assets or rights, including but not limited to any intellectual property, with an amount over RMB 50,000 to any third party;

1.5	Supply guarantee to any third party or in any form based on Company’s assets or intellectual property rights, or set up any other rights burden on Company’s assets;

1.6	To amend company constitutions or change business scope of the Company;

1.7	Change Company’s normal business process or change any Company’s major internal rules and regulations;

1.8	To transfer the rights and obligations hereunder to any third party;

1.9	Make major adjustment of Company’s business operation mode, marketing strategies, and operation guideline or customer relationships;

1.10	To make distribution of bonus and dividend in whatever form.

2.	Business Management and Personnel Arrangement

2.1
Party B and the shareholders of the Company hereby agree to accept the time-to-time suggestions provided by Party A about the employment and dismissal of the Company staff, daily business management and the financial management system of the Company, and execute the suggestions strictly.

2.2
Party B and the shareholders of the Company herein agree that the shareholders of the Company shall elect the directors designated by Party A, cause such directors to elect the person designated by Party A as the chairman of the board, and appoint the persons designated by Party A as the general manager, chief finance auditor and other senior operating officers in compliance with the procedures stipulated by relevant laws, regulations and Articles of Association of the Company.

2.3
If the director(s) designated by Party A or senior management personnel leaves Party A, whether voluntarily or dismissed by Party A, they shall also lose the qualification to take any position in Party B. In this case, the shareholders of the Company shall immediately dismiss them from the position they hold in Party B, and immediately hire other personnel designated by Party A to hold the position.

2.4
For the purpose of Article 2.3 hereof, the shareholders of the company shall take all necessary internal and external procedures to complete the dismissal and employment procedures in accordance with the laws, company constitutions and the provisions of the Agreement.

2.5
When the shareholders of the Company herein sign this Agreement, the power of attorney shall be signed additionally at the same time, according to which, the shareholders of the Company shall irrevocably authorize the personnel designated by Party A to exercise the shareholders’ rights on behalf of them, and exercise full voting rights enjoyed by the shareholders in the name of the shareholders in the board of shareholders of Party B. The shareholders further consent that they shall change the designated authorized personnel in the aforesaid power of attorney at any time in accordance with the request of Party A.

3.	Other Agreement

3.1
If any one of the agreements between Party A and Party B is terminated or expired, Party A shall have the right to decide whether to terminate all the agreements between Party A and Party B or not, including but not limited to the Exclusive Management and Consulting Service Agreement, Business Cooperation Agreement.

3.2
In view of Party A and Party B having established business relations by such agreements as Exclusive Management and Consulting Service Agreement and Business Cooperation Agreement, the daily business actions of Party B will bring substantial effects to the abilities of Party A to make relevant payments. The shareholders of the Company agree that they shall unconditionally pay or freely transfer all the dividends and any other incomes or rights (if any) acquired from Party B as the shareholders of Party B, and provide all the documents or take all the actions needed to satisfy such payment and transfer in compliance with the requirements of Party A.

3.3
Party A shall provide joint and several liabilities guarantee to the performance of obligations by Party B under all the contracts signed by Party B in the valid period of this Agreement. The shareholders of the Company agree to pledge all their respective equity interests of Party B to Party A for counter-guarantee of the performance of the above-mentioned guarantee and other relevant obligations assumed by Party A. As for the issue of equity pledge, the shareholders of the Company shall sign an Equity Pledge Agreement with Party A.

4.	Entire Agreement and Agreement Modification

4.1
The Agreement and all other mentioned or expressly included agreements and/or documents herein form the entire agreement reached by all parties concerning to the subject matters of the Agreement, and which shall replace all previous verbal and written agreements, contracts, understandings and communications concerning the subject matters of the Agreement by all parties.

4.2
Any modification of the Agreement may only come into effect after signing written agreement by all parties.  The modification agreement and supplement agreement signed by the parties is part of the Agreement, which shall have the same legal effect as the Agreement.

5.	Governing Laws The signing, validity, fulfillment and interpretation, and settlement of disputes is governed and interpreted by the laws of the People’s Republic of China.

6.	Settlement of Disputes

6.1
When disputes occur in the interpretation and fulfillment of the articles under the Agreement, both parties shall try to resolve the disputes through kindly negotiation. For any dispute cannot be settled through consultation, either party may submit the dispute to China International Economic and Trade Arbitration Committee (CIETAC) for arbitration in accordance with the then-current arbitration rules of the Committee in effect.  The place of arbitration is in Beijing, and the language of arbitration is Chinese. The arbitration decision is final decision with binding on both parties.

6.2	Except for the matters with disputes, both parties shall continue to fulfill the obligations of their own in the principle of good faith in accordance with the provisions of the Contract.

7.
Notice

The notice of rights and obligation sent by the parties should be made in writing, and with special delivery, registered mail, postage prepaid mail, approved courier services or facsimile form sent to relevant part or the address needs other notice.

8.	Entry into Force, Term of Agreement and Others

8.1
Party A’s written consent, suggestions, designation and other decisions that have important affection on the daily operation of Party B involved in the Agreement shall be made by the board of directors of Party A.

8.2
The Agreement is signed on the agreement date indicated at the beginning of the Agreement and comes into effect thereof. The valid period of this Agreement is 10 years from the effective date, unless Party A terminates this Agreement in advance. If Party A request to extent this Agreement prior to the expiration date of this Agreement, all the parties shall extend the period of this Agreement in compliance with the request of Party A, and further sign a business operation agreement or continue to perform this Agreement in compliance with the request of Party A.

8.3
In the validity term of the Agreement, Party B and the shareholders of the company shall not terminate the Agreement. Party A shall have the right to terminate the Agreement at any time after notifying in writing Party B and the company shareholders 30 days in advance.

8.4
Both parties herein confirm that the Agreement is a fair, reasonable agreement reached by both parties on the basis of equality and mutually benefit. If any term or provision of the Agreement are regarded as invalid or cannot be enforced because of the applicable laws, the term shall be regarded as being eliminated from the Agreement and invalid but the other terms of the Agreement remain valid, and the term shall be regarded as not being included at the very start. Either party shall replace the term being regarded as eliminated with new legal valid term accepted by both parties through negotiation.

8.5
Either party that fails to exercise any right, power or privilege hereunder shall not be treated as abstaining it.  The individual exercise or partial exercise of any right, power or privilege shall not exclude the exercise of any other right, power or privilege.

8.6
The shareholders of the company hereby commit, no matter how the percentage of equities of Party B held by the shareholders of the Company changes, the stipulations of the Agreement shall have binding force on the shareholders of the Company, and shall be applicable to all the equities of Party B held by the shareholders of the company.

In witness whereof, both parties hereby render their authorized representatives to sign the Agreement on the date stated at the beginning of the Agreement.

(This is only for signature of Business Cooperation Agreement, with no text)

Party A:
(Seal)
Legal representative or authorized representative:/s/ Authorized Person
                         (         )

Party B:
(Seal)
Legal representative or authorized representative:/s/ Authorized Person
                       (         )

Party C: Tian Wenjun

/s/ Tian Wenjun

Party D: Hao Jianming

/s/ Hao Jianming

Party E: Yang Jianhui

/s/ Yang Jianhui

Party F: Zhou Jianbin

/s/ Zhou Jianbin

Party G: Ren Li

/s/ Ren Li

Party H: Ren Yongqing

/s/ Ren Yongqing

Party I: Zhang Junde

/s/ Zhang Junde

Party J: Wang Tao

/s/ Wang Tao